SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Beena Vision Asia - Pacific Pty Ltd.	Australia
Trimble Australia Pty Ltd	Australia
Trimble Planning Solutions Pty. Ltd.	Australia
Viewpoint Australia Finco Pty Ltd	Australia
Viewpoint Construction Software Australia Pty Ltd	Australia
Viewpoint Software Pty Ltd	Australia
Plancal GmbH	Austria
Logit One NV	Belgium
SupplyStack NV	Belgium
Trimble Belgium	Belgium
ControlPay Latam Gestao E Auditoria De Custos Logisticos Eireli	Brazil
Trimble Brasil Solucoes Ltda.	Brazil
Trimble Canada Corporation	Canada
Trimble Canada Development Limited	Canada
Applanix Corporation	Canada
Maddocks Systems, Inc.	Canada
Trimble Forestry Corporation	Canada
VS Visual Statement, Inc.	Canada
Trimble Loadrite Chile SPA	Chile
ControlPay (Shanghai) Logistics Consulting Co Ltd	China
Tianpan Century Co. Ltd	China
Tianpan Information Science & Technology Co. Ltd.	China
Trimble Information Technology (Shanghai) Co. Ltd.	China
Trimble Shanghai Limited	China
Transporeon ApS	Denmark
Trimble Middle East WLL (in Liquidation)	Egypt
Sixfold OU	Estonia
Trimble Finland Oy	Finland
Trimble Forestry Europe Oy	Finland
Trimble Group Oy	Finland
Trimble Holding Oy	Finland
Magnav France Holdco S.A.S.	France
Manhattan Software France SARL	France
Mensi, S.A.	France
Transporeon SAS	France
Trimble France SAS	France
Trimble Nantes SAS	France

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Axio-Net GmbH	Germany
ControlPay GmbH	Germany
HHK Datentechnik GmbH	Germany
TNX Europe GmbH	Germany
Transporeon GmbH	Germany
Transporeon GmbH (Self Ownership)	Germany
Trimble Forestry GmbH	Germany
Trimble Germany GmbH	Germany
Trimble GmbH	Germany
Trimble Jena GmbH	Germany
Trimble Railway GmbH	Germany
Trimble Services GmbH	Germany
Trimble Trailblazer GmbH	Germany
Trimble Hong Kong Limited	Hong Kong
Nexogen Kft	Hungary
Trimble Hungary Kft.	Hungary
Trimble Operations Hungary Kft	Hungary
Trimble Trailblazer Kft	Hungary
CSC World (India) Private Limited	India
Transporeon India Private Limited	India
Trimble Connected Services Private Limited	India
Trimble Information Technologies India Private Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Navigation India Pvt. Ltd.	India
Trimble Solutions India Pvt. Ltd.	India
Lakefield eTechnologies Group Limited	Ireland
Lakefield eTechnologies Limited	Ireland
Lime Daross Limited	Ireland
Trimble Technologies Ireland Limited	Ireland
TRIMBLE ISRAEL INNOVATIVE TECHNOLOGY LTD	Israel
Spektra Srl	Italy
Transporeon SRL	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Trimble Solutions Japan KK	Japan
Trimble Solutions Korea Co., Ltd.	Korea, Republic Of
Trimble Solutions Malaysia Sdn. Bhd.	Malaysia
Trimble Consulting Services Americas, S. de R.L.de C.V.	Mexico
Trimble Consulting Technologies Americas S de RL de CV	Mexico
ControlPay BV	Netherlands

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
ControlPay Netherlands BV	Netherlands
Transporeon BV	Netherlands
Trimble Eersel B.V.	Netherlands
Trimble Europe B.V.	Netherlands
Trimble International B.V.	Netherlands
TNX Limited	New Zealand
Trimble Holdings New Zealand	New Zealand
Trimble Navigation New Zealand Ltd.	New Zealand
Viewpoint Software NZ Limited	New Zealand
Trimble Solutions Sandvika AS	Norway
Transporeon Sp z.o.o	Poland
Trimble Poland Sp.z.o.o	Poland
Trimble Portugal Unipessoal LDA	Portugal
Trimble Romania S.R.L	Romania
Rusnavgeoset LLC	Russian Federation
Transporeon o.o.o	Russian Federation
Trimble RUS LLC	Russian Federation
Transporeon Group Asia Pacific Pte Ltd	Singapore
Trimble Navigation Singapore Pte. Ltd.	Singapore
Trimble Solutions SEA Pte. Ltd.	Singapore
Sitech Southern Africa (Pty.) Ltd.	South Africa
Trimble Navigation Technology South Africa (Pty) Ltd.	South Africa
Trimble South Africa Distribution Holdings Pty. Ltd.	South Africa
Transporeon Solutions Iberia SL	Spain
Trimble International Holdings S.L.U.	Spain
Trimble Navigation Iberica S.L.	Spain
PocketMobile Communications AB	Sweden
Trimble AB	Sweden
Trimble Solutions Gothenburg AB	Sweden
Trimble Solutions Sweden AB	Sweden
Trimble Holding GmbH	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble Taiwan Limited	Taiwan
Trimble (Thailand) Co. Ltd.	Thailand
Trimble Software Solutions and Distribution Limited	Turkey
Controlpay Audit Ukraine LLC	Ukraine
ControlPay Ukraine LLC	Ukraine
Transporeon TOV	Ukraine
Trimble Ukraine	Ukraine

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
AgileAssets LTD	United Kingdom
Amtech Group Limited	United Kingdom
Lakefield eTechnologies Limited	United Kingdom
Manhattan Data Craft Ltd.	United Kingdom
Manhattan Software Group Ltd.	United Kingdom
Riverside Acquistions Limited	United Kingdom
Trimble MAPS Limited	United Kingdom
Trimble R&D UK Limited	United Kingdom
Trimble Solutions (UK) Ltd.	United Kingdom
Trimble UK Limited	United Kingdom
VCS (Holdings UK) Limited	United Kingdom
Viewpoint Construction Software Limited	United Kingdom
AgileAssets Inc.	United States
Ashtech, LLC	United States
Azteca Systems Holdings, LLC	United States
Azteca Systems Midco, LLC	United States
Azteca Systems, LLC	United States
BearTooth Mapping, Inc.	United States
Bid2Win Software LLC	United States
ControlPay North America Inc.	United States
e-Builder, Inc.	United States
Transporeon Group Americas Inc.	United States
Transport Ninja Management (US) LLC	United States
Trimble Export Limited	United States
Trimble IP General Corporation	United States
Trimble MAPS Inc.	United States
Trimble Military and Advanced Systems, Inc.	United States
Trimble Transportation Enterprise Solutions Inc.	United States
Trimble Ventures LLC	United States